As filed with the Securities and Exchange Commission on April 28, 2004.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               HARSCO CORPORATION
               (Exact name of issuer as specified in its charter)

               Delaware                                   23-1483991
        (State of Incorporation)            (IRS Employer Identification Number)

                     P.O. Box 8888, Camp Hill, PA 17001-8888
               (Address of Principal Executive Offices) (Zip Code)

                  HARSCO RETIREMENT SAVINGS AND INVESTMENT PLAN
                            (Full title of the Plan)

                                 Mark E. Kimmel
                     General Counsel and Corporate Secretary
                               Harsco Corporation
                                  P.O. Box 8888
                            Camp Hill, PA 17001-8888
                                 (717) 763-7064
                 (Name, address and telephone number, including
                        area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount        Proposed      Proposed       Amount of
 to be registered         to be         Maximum       Maximum      Registration
                        registered      Offering     Aggregate         Fee
                           (1)         Price Per     Offering
                                        Unit (2)      Price

Retirement Savings       750,000        $45.20      $33,900,000     $4,295.13
and Investment
Plan, Common
Shares, par value
$1.25 per share
(the "Common
Shares")

(1) Registered herein are 750,000 shares of the Registrant's Common Shares that may be issued pursuant to its Retirement Savings and Investment Plan. Also registered hereunder pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act") are an indeterminate amount of interests to be offered or sold pursuant to the Harsco Retirement Savings and Investment Plan. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Shares of the Registrant, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales for shares of the Registrant's Common Shares ($45.20 per share), as reported on the New York Stock Exchange on April 26, 2004, which is within five business days prior to the date of the filing of this Registration Statement.


                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION

        The documents containing the information specified in Item 1 of Part I of this Registration Statement will be sent or given to participants who have the opportunity to purchase Common Shares under the Harsco Retirement Savings and Investment Plan (the "Plan") and, in accordance with Section 10(a) of the Securities Act and Rules 424 and 428 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission"), are not being filed with, or included in, this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in Item 2 of Part I of this Registration Statement will be sent or given free of charge to participants who have the opportunity to purchase Common Shares under the Plan and, in accordance with Section 10(a) of the Securities Act and Rule 428 promulgated under the Securities Act, are not being filed with, or included in, this Registration Statement. All requests can be sent to:

                               Harsco Corporation
                                  P.O. Box 8888
                            Camp Hill, PA 17001-8888
                              Attn: General Counsel


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which the Registrant has filed with the Commission, are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended


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



December  31,  2003,  filed with the  Commission  on March 11, 2004  pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 001-03970); and

        (b) The Annual Report for the Harsco Corporation Savings Plan on Form 11-K, to which the Plan is a successor, for its fiscal year ended December 31, 2002, filed pursuant to Section 15(d) of the Exchange Act (SEC File No. 001-03970); and

        (c) The description of the Registrant's Common Shares contained in its Registration Statement on Form S-3, dated and filed with the Commission on December 15, 1994 pursuant to the Securities Act (SEC File No. 033-56885), except as such description relates to contingent preferred stock purchase rights attached to the Common Shares, including any amendment or report filed for the purpose of updating such description; and

        (d) The description of the contingent preferred stock purchase rights attached to and evidenced by the Registrant's Common Shares, and the Series A Junior Participating Cumulative Preferred Stock purchasable thereunder, contained in the Registrant's Registration Statement on Form 8-A, dated and filed with the Commission on September 16, 1997 pursuant to the Exchange Act (SEC File No. 001-03970), including any other amendment or report filed for the purpose of updating such description.

The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. All documents the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant is a Delaware corporation. Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify any person in connection with any suit, action or proceeding, whether civil, criminal, administrative or investigative, to which the person is or is threatened to be made a party by reason of the fact


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



that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, or other enterprise, against expenses (including attorneys' fees), and against judgments, fines, and amounts paid in settlement, other than in actions by or in the right of the corporation, that are actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that, in the case of actions by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that indemnification is proper under the circumstances. Under Section 145, a corporation shall indemnify any such person who is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Section.

          Section 9 of Article III of the Registrant's By-laws provides that the Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law and, as permitted by Section 145, requires the Registrant to advance expenses incurred in defending a suit, action or proceeding, whether civil or criminal, upon receipt of an undertaking by a director or officer to repay such expenses if it is determined that such director or officer is not entitled to indemnification.

          The Registrant's Restated Certificate of Incorporation, in Article Thirteenth, paragraph (b), provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate the liability of a director of the Registrant (1) for any breach of a director's duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction in which a director derived improper personal benefit.

          The indemnification provisions in the Registrant's By-laws and Restated Certificate of Incorporation are not exclusive of any other rights to which those indemnified thereunder may be entitled to by law, agreement, vote of stockholders or otherwise.

          The Registrant has entered into agreements to indemnify its directors (each an "Indemnified Representative") in addition to the indemnification provided for in the Registrant's Restated Certificate of Incorporation and By-laws. Under these agreements, the Registrant will, among other things, indemnify each Indemnified Representative against certain expenses (including attorneys' fees and expenses), judgments, settlement amounts, or fines incurred by or assessed against an Indemnified Representative in any threatened, pending or completed action or proceeding, including those by or in the right of the Company, by reason of the fact that the Indemnified Representative is or was serving the Registrant as a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, as a director, officer, employee, agent, fiduciary, or in a similar capacity for another corporation, joint venture, trust, employee benefit plan or other entity.



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



          In addition, the Registrant maintains liability insurance providing coverage up to $50 million per policy year (with certain deductibles and exceptions) for past, present and future directors and officers of the Company acting in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1            Harsco Retirement Savings and Investment Plan

5.1 Not applicable (no original issuance securities will be offered and sold under the Plan)

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1 Power of Attorney (included as a part of the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes the following:

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no




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



                             more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933,as amended, Harsco Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on this 28th day of April, 2004.


                        HARSCO CORPORATION
                        A Delaware corporation (Registrant)

                        By: /s/ Mark E. Kimmel
                            -------------------------------
                            Name:  Mark E. Kimmel
                            Title: General Counsel
                                   and Corporate Secretary


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark E. Kimmel as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                               Date

/s/ Derek C. Hathaway         Chairman, President and Chief       April 27, 2004
--------------------------    Executive Officer (Principal
Derek C. Hathaway             Executive Officer)

/s/ Salvatore D. Fazzolari    Senior Vice President and Chief     April 27, 2004
--------------------------    Financial Officer
Salvatore D. Fazzolari

Signature                     Title                               Date

/s/ Stephen J. Schnoor        Vice President and Controller       April 27, 2004
--------------------------
Stephen J. Schnoor

/s/ Geoffrey D. H. Butler     Senior Vice President -             April 27, 2004
--------------------------    Operations
Geoffrey D. H. Butler

/s/ Jerry J. Jasinowski       Director                            April 27, 2004
--------------------------
Jerry J. Jasinowski

/s/ D. Howard Pierce          Director                            April 27, 2004
--------------------------
D. Howard Pierce

/s/ Carolyn F. Scanlon        Director                            April 27, 2004
--------------------------
Carolyn F. Scanlon

/s/ James I. Scheiner         Director                            April 27, 2004
--------------------------
James I. Scheiner

/s/ Andrew J. Sordoni III     Director                            April 27, 2004
--------------------------
Andrew J. Sordoni III

/s/ Joseph P. Viviano         Director                            April 27, 2004
--------------------------
Joseph P. Viviano

/s/ Dr. Robert C. Wilburn     Director                            April 27, 2004
--------------------------
Dr. Robert C. Wilburn




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




                                INDEX TO EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1            Harsco Retirement Savings and Investment Plan

5.1 Not applicable (no original issuance securities will be offered and sold under the Plan)

23.1           Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1 Power of Attorney (included as a part of the signature page of this Registration Statement)







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